Exhibit p(1)
                                 CODE OF ETHICS
                                       FOR
                          DOMINI SOCIAL INDEX PORTFOLIO
                         DOMINI SOCIAL INVESTMENT TRUST
                           DOMINI INSTITUTIONAL TRUST
                              DOMINI ADVISOR TRUST

                            Revised January 28, 2005

         Domini Social Index Portfolio, Domini Social Investment Trust, Domini
Institutional Trust, and Domini Advisor Trust, each on behalf of its current and future series (each, an "Investment Company"; collectively, the "Investment
Companies") have each determined to adopt this Code of Ethics (the "Code") as of
January 28, 2005, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule
17j-1(c) under the Investment Company Act of 1940 (the "1940 Act").

I.       DEFINITIONS

         A.       An "Access Person" means (i) any Trustee, Director, officer, or Advisory Person (as defined below) of the Investment
                  Company or any investment adviser thereof, (ii) any director or officer of a principal underwriter of the Investment
                  Company who, in the ordinary course of his or her business, makes, participates in, or obtains information regarding, the purchase or sale of securities for the Investment Company for which the principal underwriter so acts, or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment
                  Company regarding the purchase or sale of securities, and
                  (iii) notwithstanding the provisions of clause (i) above,
                  where the investment adviser is primarily engaged in a
                  business or businesses other than advising registered
                  investment companies or other advisory clients, any trustee, director, officer, or Advisory Person of the investment
                  adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Investment Company, or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment
                  adviser to the Investment Company.

         B.       An "Advisory Person" means (i) any Trustee, Director, officer, or employee of the Investment Company or any investment
                  adviser or investment manager thereof (or of any company in a control relationship to the Investment Company or such
                  investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains
                  information regarding, the purchase or sale of securities by the Investment

                  Company, or whose functions relate to any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship with the Investment Company or
                  adviser who obtains information regarding the purchase or sale of securities (or any recommendation with respect thereto).

         C.       A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment
                  decisions affecting the Investment Company.

         D.       "Access Persons," "Advisory Persons," and "Portfolio Managers"
                  shall not include any individual who is required to file
                  reports with any investment adviser, subadviser,
                  administrator, or the principal underwriter pursuant to a code of ethics described in Section V and found by the Trustees to be substantially in conformity with Rule 17j-1 of the 1940
                  Act.

         E.       "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in
                  (or from) investment accounts in accordance with a
                  predetermined schedule and allocation. An Automatic Investment
                  Plan includes a dividend reinvestment plan.

         F.       "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

         G.       "Control" shall have the same meaning as set forth in Section
                  2(a)(9) of the 1940 Act.

         H.       "Disinterested Trustee" means a Trustee who is not an
                  "interested person" of the Investment Company within the
                  meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director,
                  officer, or employee of any investment adviser of the
                  Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company.
                  Affiliates of brokers or dealers are also "interested
                  persons," except as provided in Rule 2(a)(19)(1) under the
                  1940 Act.

         I.       "Review Officer" is the person designated by the Investment
                  Company's Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation the
                  Review Officer shall be the Chief Compliance Officer of the
                  Investment Company.

         J.       "Preclearance Officer" is the person designated by the
                  Investment Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.
                  In the absence of any such designation the Preclearance
                  Officer shall be the Chief Compliance Officer

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                  of the Investment Company.

         K.       "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

         L.       "Security" shall have the meaning as set forth in Section
                  2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the government of the United States (or any short-term debt security that is a "government security" as that term is defined in the 1940
                  Act), bankers' acceptances, bank certificates of deposit,
                  commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered
                  open-end investment companies.

         M.       A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         N.       A security "held or to be acquired" by the Investment Company means (i) a security which, within the most recent 15 days (a)
                  is or has been held by the Investment Company or (b) is being or has been considered by the Investment Company or its
                  investment adviser for purchase by the Investment Company and
                  (ii) any option to purchase or sell, and any security
                  convertible into or exchangeable for, a security described in clause (i) of this definition.

II.      STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall:

         A.       at all times, place the interests of the Investment Company before his or her personal interests;

         B.       conduct all personal securities transactions in a manner
                  consistent with this Code, so as to avoid any actual or
                  potential conflicts of interest or an abuse of position of trust and responsibility; and

         C.       not take any inappropriate advantage of his or her position with or on behalf of the Investment Company.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A.       Unlawful Actions

                  No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Investment Company:

                  1.       employ any device, scheme, or artifice to defraud the
                           Investment Company;

                  2.       make to the Investment Company any untrue statement
                           of a material fact or omit to state to the Investment
                           Company a material fact necessary in order to make
                           the statements made, in light of the circumstances
                           under which they are made, not misleading;

                  3.       engage in any act, practice, or course of business
                           which would operate as a fraud or deceit upon the
                           Investment Company; or

                  4.       engage in any manipulative practice with respect to
                           the Investment Company.

         B.       Blackout Periods

                  1.       No Access Person (other than a Disinterested Trustee)
                           shall purchase or sell, directly or indirectly, any
                           security in which he or she has, or by reason of such
                           transaction acquires, any direct or indirect
                           beneficial ownership on a day during which he or she
                           knows or should have known the Investment Company has
                           a pending "buy" and "sell" order in that same
                           security until that order is executed or withdrawn.

                  2.       No Advisory Person or Portfolio Manager shall
                           purchase or sell, directly or indirectly, any
                           security in which he or she has, or by reason of such
                           transaction acquires, any direct or indirect
                           beneficial ownership within at least seven calendar
                           days before and after the Investment Company trades
                           (or has traded) in that security.

         C.       Initial Public Offerings

                  No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

         D.       Private Placements

                  With regard to private placements, each Advisory Person shall:

                  1.       obtain express prior written approval from the
                           Preclearance Officer for any acquisition of
                           securities in a private placement (the Review
                           Officer, in making such determination, shall
                           consider, among other factors, whether the investment
                           opportunity should be reserved for the Investment
                           Company, and whether such opportunity is being
                           offered to such Advisory Person by virtue of his or
                           her position with the Investment Company); and

                  2.       after authorization to acquire securities in a
                           private placement has been obtained, disclose such
                           personal investment with respect to any subsequent
                           consideration by the Investment Company (or any other
                           investment company for which he or she acts in a
                           capacity as an Advisory Person) for investment in
                           that issuer.

                  If the Investment Company decides to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         E.       Short-Term Trading Profits

                  No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the
                  Investment Company's Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of
                  Trustees.

         F.       Gifts

                  No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

         G.       Service as a Director or Trustee

                  1.       No Advisory Person shall serve on a board of
                           directors or trustees of a publicly traded company
                           without prior authorization from the Board of
                           Trustees of the Investment Company, based upon a
                           determination that such board service would be
                           consistent with the interests of the Investment
                           Company and its investors.

                  2.       If board service of an Advisory Person is authorized
                           by the Board of Trustees of the Investment Company,
                           such Advisory Person shall be isolated from the
                           investment-making decisions of the Investment

                  Company with respect to the companies of which he or she is a director or trustee.

         H.       Exempted Transactions

                  The prohibitions of Section III (other than Section III.C and
                  Section III.D) shall not apply to:

                  1.       purchases or sales effected in any account over which
                           the Access Person has no direct or indirect influence
                           or control;

                  2.       purchases or sales that are non-volitional on the
                           part of the Access Person or the Investment Company,
                           including mergers, recapitalizations, or similar
                           transactions;

                  3.       purchases which are part of an Automatic Investment
                           Plan;

                  4.       purchases effected upon the exercise of rights issued
                           by an issuer pro rata to all holders of a class of
                           its securities, to the extent such rights were
                           acquired from such issuer, and sales of such rights
                           so acquired; and

                  5.       purchases and sales that receive prior approval in
                           writing by the Preclearance Officer as (a) only
                           remotely potentially harmful to the Investment
                           Company because they would be very unlikely to affect
                           a highly institutional market, (b) clearly not
                           economically related to the securities to be
                           purchased or sold or held by the Investment Company
                           or client, and (c) not representing any danger of the
                           abuses proscribed by Rule 17j-1, but only if in each
                           case the prospective purchaser has identified to the
                           Review Officer all factors of which he or she is
                           aware which are potentially relevant to a conflict of
                           interest analysis, including the existence of any
                           substantial economic relationship between his or her
                           transaction and securities held or to be held by the
                           Investment Company.

IV.      COMPLIANCE PROCEDURES

         A.       Preclearance

                  An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial
                  ownership of a security except as provided below unless:

                  1.       such purchase or sale has been approved by the
                           Preclearance Officer;

                  2.       the approved transaction is completed on the same day
                           approval is received; and

                  3.       the Preclearance Officer has not rescinded such
                           approval prior to execution of the transaction.

                  Each Access Person may effect total purchases and sales of up to $25,000 of securities listed on a national securities
                  exchange within any six month period without preclearance from the Board of Trustees or the Preclearance Officer, provided that:

                           a.       The six-month period is a "rolling" period,
                                    i.e., the limit is applicable between any
                                    two dates which are six months apart;

                           b.       Transactions in options and futures, other
                                    than options or futures on commodities, will
                                    be included for purposes of calculating
                                    whether the $25,000 limit has been exceeded.
                                    Such transactions will be measured by the
                                    value of the securities underlying the
                                    options and futures; and

                           c.       Although preclearance is not required for
                                    personal transactions in securities which
                                    fall into this de minimis exception, these
                                    trades must still be reported pursuant to
                                    Section IV.B.

         B.       Reporting

                  1.       Unless excepted by paragraph 2 of this Section IV.B,
                           every Access Person of the Investment Company must
                           report to the Review Officer as described below.

                           a.       Initial Holdings Reports. Not later than 10
                                    days after the person becomes an Access
                                    Person, the following information (which
                                    information must be current as of a date no
                                    more than 45 days prior to the date such
                                    person becomes an Access Person):

                                    (i)     the title, the number of shares, and
                                            the principal amount of each
                                            security in which the Access Person
                                            had any direct or indirect
                                            beneficial ownership when the person
                                            became an Access Person;

                                    (ii)    the name of any broker, dealer, or
                                            bank with whom the Access Person
                                            maintained an account in which any
                                            securities were held for the direct
                                            or indirect benefit of the Access
                                            Person as of the date the

                                            person became an Access Person; and

                                    (iii)   the date that the report is signed
                                            and submitted by the Access Person.

                           b.       Quarterly Transaction Reports. Not later
                                    than 30 days after the end of each calendar
                                    quarter, the following information:

                                    (i)     With respect to any transaction
                                            during the quarter in a security in
                                            which the Access Person had any
                                            direct or indirect beneficial
                                            ownership:

                                            (a)      the date of the
                                                     transaction, the title, the
                                                     interest rate and maturity
                                                     date (if applicable), the
                                                     number of shares, and the
                                                     principal amount of each
                                                     security involved;

                                            (b)      the nature of the
                                                     transaction (i.e.,
                                                     purchase, sale, or any
                                                     other type of acquisition
                                                     or disposition);

                                            (c)      the price of the security
                                                     at which the transaction
                                                     was effected;

                                            (d)      the name of the broker,
                                                     dealer, or bank with or
                                                     through which the
                                                     transaction was effected;
                                                     and

                                            (e)      the date that the report is
                                                     signed and submitted by the
                                                     Access Person.

                                    (ii)    With respect to any account
                                            established by the Access Person in
                                            which any securities were held
                                            during the quarter for the direct or
                                            indirect benefit of the Access
                                            Person:

                                            (a)      the name of the broker,
                                                     dealer, or bank with whom
                                                     the Access Person
                                                     established the account;

                                            (b)      the date that the account
                                                     was established; and

                                            (c)      the date that the report is
                                                     signed and submitted by the
                                                     Access Person.

                                    (iii)   In the event that no reportable
                                            transactions occurred

                                            during the quarter, the report
                                            should be so noted and returned
                                            signed and dated.

                           c.       Annual Holdings Reports. Not later than each
                                    January 31, the following information (which
                                    information must be current as of the
                                    immediately preceding December 31):

                                    (i)     the title, the number of shares, and
                                            the principal amount of each
                                            security in which the Access Person
                                            had any direct or indirect
                                            beneficial ownership;

                                    (ii)    the name of any broker, dealer, or
                                            bank with whom the Access Person
                                            maintains an account in which any
                                            securities are held for the direct
                                            or indirect benefit of the Access
                                            Person; and

                                    (iii)   the date on which the report is
                                            signed and submitted by the Access
                                            Person.

                  2.       The following are the exceptions to the reporting
                           requirements outlined in Section IV.B.1:

                           a.       A person need not make any report required
                                    under of Section IV.B.1 with respect to
                                    transactions effected for, and securities
                                    held in, any account over which the person
                                    has no direct influence or control,
                                    including such an account in which the
                                    person has any beneficial ownership.

                           b.       A Disinterested Trustee who would be
                                    required to make the reports required under
                                    Section IV.B.1 solely by reason of being a
                                    trustee of the Investment Company need not
                                    make:

                                    (i)     an initial holdings report or an
                                            annual holdings report under Section
                                            IV.B.1; or

                                    (ii)    a quarterly transaction report under
                                            Section IV.B.1 unless the
                                            Disinterested Trustee knew or, in
                                            the ordinary course of fulfilling
                                            his or her official duties as a
                                            Trustee of the Investment Company,
                                            should have known, that during the
                                            15-day period immediately before or
                                            after the Trustee's transaction in a
                                            security, the Investment Company
                                            purchased or sold the security (or
                                            such security was added to or
                                            deleted from the Domini 400 Social
                                            Index(SM)) or the Investment Company
                                            or its investment adviser considered
                                            purchasing or selling the security
                                            (or such security

                                            was being considered for addition to
                                            or deletion from the Domini 400
                                            Social Index(SM)).

                           c.       A person need not make a quarterly
                                    transaction report under Section IV.B.1 with
                                    respect to transactions effected pursuant to
                                    an Automatic Investment Plan or if the
                                    report would duplicate information contained
                                    in broker trade confirmations or account
                                    statements received by the Review Officer
                                    with respect to the person in the time
                                    period required under Section IV.B.1, if all
                                    of the information required under Section
                                    IV.B.1 is contained in the broker trade
                                    confirmations or account statements or in
                                    the records of the Investment Company.

                  3.       Any report delivered pursuant to Section IV.B.1 may
                           contain a statement that the report shall not be
                           construed as an admission by the person making such
                           report that he or she has any direct or indirect
                           beneficial ownership in the securities to which the
                           report relates.

                  4.       Each Access Person must certify annually (no later
                           than each January 31) that he or she has read and
                           understands this Code and has complied with its
                           provisions. Such certificates and reports are to be
                           given to the Review Officer.

         C.       Review

                  The Review Officer shall review all of the reports delivered under Section IV.B to determine whether a violation of this
                  Code may have occurred and shall take into account the
                  exemptions allowed under Section III.G hereunder to the extent applicable. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional
                  information regarding the transaction in question.

V.       INVESTMENT ADVISER'S, ADMINISTRATOR'S, OR PRINCIPAL UNDERWRITER'S CODE
         OF ETHICS

         This Code does not apply to "access persons" (as defined in Rule 17j-1 under the 1940 Act) of any investment adviser, subadviser, administrator, or principal underwriter of the Investment Company who are not otherwise Access Persons as defined herein. Each investment adviser (including, where applicable, any subadviser), administrator
         (if any), or principal underwriter of the Investment Company shall:

         A.       submit to the Board of Trustees of the Investment Company a copy of its

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                  Code of Ethics adopted pursuant to Rule 17j-1;

         B.       promptly report to the Investment Company in writing any
                  material amendments to its Code of Ethics;

         C.       promptly furnish to the Investment Company upon request copies of any reports made pursuant to such Code of Ethics by any person who is an Access Person of the Investment Company; and

         D.       immediately furnish to the Investment Company, without
                  request, all material information regarding any violation of such Code of Ethics by any person who is an Access Person of the Investment Company.

VI.      REVIEW BY THE BOARD OF TRUSTEES

         Each of the Review Officer of the Investment Company and the Investment
         Company's investment advisers, subadvisers, administrator, and principal underwriter shall furnish a written report to the Board of
         Trustees, at least annually, that:

         A.       describes any issues arising under the Code of Ethics or
                  procedures of such entity since the last report to the Board of Trustees, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the material violations; and

         B.       certifies that the Investment Company, investment adviser, subadviser, administrator, or principal underwriter, as
                  applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

VII. SANCTIONS

         A.       Sanctions for Violations by Access Persons

                  If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems
                  appropriate, including, inter alia, disgorgement of profits, censure, suspension, or termination of the employment of the violator. All material violations of the Code and any
                  sanctions imposed as a result thereto shall be reported
                  periodically to the Board of Trustees.

         B.       Sanctions for Violations by Disinterested Trustees

                  If the Review Officer determines that any Disinterested
                  Trustee has violated this Code, he or she shall so advise the
                  President of the Investment

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                  Company and also a committee consisting of the Disinterested
                  Trustees (other than the person whose transaction is at issue)
                  and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio
                  transactions of the Investment Company and any additional
                  information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Investment Company, which shall impose such sanctions as it deems appropriate.

VIII. MISCELLANEOUS

         A.       Access Persons

                  The Review Officer of the Investment Company will identify all
                  Access Persons who are under a duty to make reports to the
                  Investment Company and will inform such persons of such duty.
                  Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.       Records

                  The Investment Company's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and
                  Exchange Commission:

                  1.       a copy of this Code and any other code which is, or
                           at any time within the past five years has been, in
                           effect shall be preserved in an easily accessible
                           place;

                  2.       a record of any violation of this Code and of any
                           action taken as a result of such violation shall be
                           preserved in an easily accessible place for a period
                           of not less than five years following the end of the
                           fiscal year in which the violation occurs;

                  3.       a copy of each report made pursuant to this Code
                           shall be preserved for a period of not less than five
                           years from the end of the fiscal year in which it is
                           made, the first two years in an easily accessible
                           place;

                  4.       a list of all persons who are required, or within the
                           past five years have been required, to make reports
                           pursuant to this Code shall be maintained in an
                           easily accessible place;

                  5.       copy of each report required under Section VI shall
                           be preserved

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                           for a period of not less than five years from the end
                           of the fiscal year in which it is made, the first two
                           years in an early accessible place; and

                  6.       record of any decision, and the reasons supporting
                           the decision, to approve the acquisition by Advisory
                           Persons of securities under Section III.D shall be
                           preserved for a period of not less than five years
                           from the end of the fiscal year in which the approval
                           is granted.

         C.       Confidentiality

                  All reports of securities transactions and any other
                  information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.       Interpretation of Provisions

                  The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

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